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                                                                  EXHIBIT 99.11
                           ALEX. BROWN INCORPORATED

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement relating to the Special Meeting of Stockholders of Alex. Brown Incorporated, called to convene on August 13, 1997, and hereby constitutes and appoints A. B. KRONGARD and MAYO A. SHATTUCK III, and either of them, the true and lawful attorneys and Proxies of the undersigned with full power of substitution to each, to vote all the shares of Common Stock of the corporation which the undersigned is entitled to vote at the meeting and at any adjournment thereof, in their discretion on any matter which may properly come before the meeting and as follows:

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The shares represented by this proxy are to be voted in   Please mark
accordance with the specific instructions below and, if   your votes as      [X]
no choice is indicated, are to be voted FOR the           indicated in
proposal to approve and adopt the Agreement and Plan of   this example
Merger by and among Bankers Trust New York Corporation, a wholly owned subsidiary of Bankers Trust New York
Corporation and Alex. Brown Incorporated.

PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER BY AND AMONG BANKERS TRUST NEW YORK CORPORATION, VOYAGER MERGER CORPORATION AND ALEX. BROWN INCORPORATED.

                            FOR   AGAINST   ABSTAIN
                          [_]       [_]          [_]

                                          Please sign, date and return this
                                          proxy promptly in the enclosed
                                          envelope which requires no postage
                                          if mailed in the United States.

                                          SIGNATURE(S) OF STOCKHOLDER(S)

                                          (Signature(s) should conform with
                                          the name(s) printed hereon. If stock
                                          is held in joint names, all should
                                          sign. When signing as attorney,
                                          executor, administrator, trustee or
                                          guardian, please give full title as
                                          such. If a corporation, please sign
                                          in full corporate name by President
                                          or other authorized officer. If a
                                          partnership, please sign in
                                          partnership name by authorized
                                          person.)

                                          Date: _________________________, 1997

                                          PLEASE DO NOT FOLD, STAPLE OR DAMAGE

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